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EXHIBIT 21 -- LIST OF SUBSIDIARIES

THRUSTMASTER (EUROPE) LIMITED, A UNITED KINGDOM CORPORATION.

THRUSTMASTER (DEUTSCHLAND) GMBH, A GERMAN CORPORATION.